HAZARDOUS MATERIALS INDEMNITY AGREEMENT

         THIS HAZARDOUS MATERIALS INDEMNITY AGREEMENT ("Agreement") is made as of July 25, 1996, by MAUI USA INC., a Nevada corporation (the "Indemnitor") for the benefit of CFSC CAPITAL CORP. XI, a Delaware corporation (the "Lender").

         A. Contemporaneously with the execution of this Agreement, the Indemnitor, as maker, has executed and delivered to the Lender, as payee, a Promissory Note (the "Note") in the principal face amount EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), in evidence of the loan (the "Loan") made or to be made by the Lender to the Indemnitor pursuant to the Loan Agreement between the Lender and the Indemnitor dated the date hereof (the "Loan Agreement").

         B. The Loan is secured in part by a mortgage (the "Mortgage") on the real property (the "Mortgaged Property") described in Exhibit A attached hereto and made a part hereof.

         C. The Lender has required, as a condition of making the Loan, that the Indemnitor indemnify and hold the Lender harmless against and from any liability or expenses which the Lender may incur, whether as beneficiary of the Mortgage, mortgagee in possession, by foreclosure of the Mortgage or as subsequent owner of the Mortgaged Property, by reason of the threat or presence of any hazardous substance at or near the Mortgaged Property.


         NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor, intending to be legally bound, hereby agrees as follows:

         1. Recitals. The foregoing recitals are incorporated into this Agreement by this reference.

         2.    Definitions.

         (a) "Hazardous Materials Laws" means and includes all federal, state or local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, within, under or about the Mortgaged Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar state or local laws or ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto.

         (b) "Hazardous Materials" means and includes any and all radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, and any and all other substances or materials defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under, or for the purposes of, the Hazardous Materials

Laws.

         (c) "Hazardous Discharge" means any event involving the use, deposit, disposal, spill, release or discharge of any Hazardous Material on, within or under the Property.

         3. Representations and Warranties. The Indemnitor represents and warrants that:

         (a) The Indemnitor has no knowledge of any Hazardous Discharge at, upon, under or within the Mortgaged Property or any contiguous real estate;

         (b) The Indemnitor has not caused or permitted to occur, and with respect to the Mortgaged Property shall not permit to exist, any condition which may cause a Hazardous Discharge at, upon, under or within the Mortgaged Property or on any contiguous real estate;

         (c) Neither the Indemnitor, nor to the best knowledge of the Indemnitor, any other person has been, is or will be involved in operations at or near the Mortgaged Property which operations could lead to (i) the imposition of liability on the Indemnitor or on any subsequent or former owner of the Mortgaged Property under the Hazardous Materials Laws or (ii) the creation of a lien on the Mortgaged Property under the Hazardous Materials Laws; and

         (d) The Indemnitor has not permitted, and will not permit, any tenant or occupant of the Mortgaged Property to engage in any activity that could result in liability under the Hazardous Materials Laws on such tenant or occupant, on the Indemnitor or on any other owner of the Mortgaged Property.

         4.    Covenants.

         (a) The Indemnitor shall comply strictly and in all respects with the requirements of the Hazardous Materials Laws and shall notify the Lender immediately in the event of any Hazardous Discharge or discovery of any Hazardous Materials at, upon, under or within the Mortgaged Property. The Indemnitor shall promptly forward to the Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any Hazardous Discharge or the presence of any Hazardous Materials or any other matters relating to the Hazardous Materials Laws as they may affect the Mortgaged Property.

         (b) Promptly upon the written request of the Lender from time to time, the Indemnitor shall provide to the Lender, at the Indemnitor's expense, an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to the Lender, to assess with a reasonable degree of certainty the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Mortgaged Property.

         5.    Indemnity.

         (a) The Indemnitor shall at all times indemnify and hold harmless the Lender against and from any and all claims, suits, actions, debts, damages (including foreseeable and unforeseeable consequential damages), costs, losses, obligations, judgments, charges, and expenses (including attorneys' fees), of any nature whatsoever suffered or incurred by the Lender, whether as mortgagee, mortgagee in possession, or as successor-in-interest to the Indemnitor by foreclosure deed or deed in lieu of foreclosure, with respect to:

         (i) any Hazardous Discharge, the threat of a Hazardous Discharge or the presence of any Hazardous Materials affecting the Mortgaged

    Property whether or not the same originates or emanates from the Mortgaged Property or any contiguous real estate, including any loss of value of the Mortgaged Property as a result of any of the foregoing;

         (ii) any and all enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted in respect of the Mortgaged Property pursuant to the Hazardous Materials Laws and any costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including reasonable costs of investigating and assessing such injury, destruction or loss incurred pursuant to any Hazardous Materials Laws;

         (iii) any and all claims made or threatened by any third party against the Lender seeking damages, contribution, cost recovery, compensation, injunctive relief or similar relief resulting from any Hazardous Discharge or from the existence of any Hazardous Materials on, within or under the Mortgaged Property;

         (iv) the Lender's investigation and handling (including the defense) of any claims relating to Hazardous Materials on or about the Mortgaged Property;

         (v) liability for personal injury or personal property damage arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at or near the Mortgaged Property; and/or

         (vi) any other environmental matter affecting the Mortgaged Property within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency.

The Indemnitor's obligations under this Agreement shall arise upon the discovery of the presence of any Hazardous Materials whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials.

         (b) In the event of any Hazardous Discharge, the threat of a discharge of any Hazardous Materials, or the presence of any Hazardous Materials affecting the Mortgaged Property, whether or not the same originates or emanates from the Mortgaged Property or any contiguous real estate, the Indemnitor shall comply with all of the requirements of the Hazardous Materials Laws and related regulations and any other environmental law or regulation and/or cause such work to be performed at the Mortgaged Property and/or take any and all other actions as are necessary or advisable in order to abate the Hazardous Discharge and/or remove the Hazardous Materials.

         (c) The Indemnitor acknowledges that the Lender has agreed to make the Loan in reliance upon the Indemnitor's representations, warranties and covenants in this Agreement. For this reason, it is the intention of the Indemnitor and the Lender that the provisions of this Agreement shall supersede any provisions in any and all documents evidencing or securing the Loan (the "Loan Documents") which in any way limit the personal liability of the Indemnitor and that the Indemnitor shall be personally liable for any obligations arising under this Agreement even if the amount of liability exceeds the Loan. All of the representations, warranties, covenants and indemnities of this Agreement shall survive: the repayment of the Note, the release or foreclosure of the Mortgage, any deed (assignment) of the Property in lieu of foreclosure, and the transfer of any or all right, title and interest in and to the Mortgaged Property by the Indemnitor to any party, whether or not affiliated with the Indemnitor.

         6. Attorneys' Fees. If the Lender, or someone on the Lender's behalf, retains the services of any attorney in connection with this Agreement, the Indemnitor shall pay the Lender's costs and attorneys' fees thereby incurred. The Lender may employ an attorney of the Lender's own choice.

         7. Interest. If the Lender incurs any obligations, costs or expenses under this Agreement, the Indemnitor shall pay the same to the Lender immediately on demand, and if such payment is not received within ten (10) days, interest on such amount shall, after the expiration of the ten (10) day period, accrue at the Default Rate as defined in the Mortgage until such amount is paid in full.

         8. Joint and Several Liability. If this Agreement is executed by more than one party as the Indemnitor, the liability of such parties is joint and several. The Indemnitor's obligations hereunder are joint and several with any other person now or hereafter obligated under the Loan Documents. A separate action or actions may be brought and prosecuted against the Indemnitor, whether or not action is brought against any other person or whether or not any other person is joined in such action or actions.

         9. Consent to Jurisdiction. The Indemnitor consents to the exercise of personal jurisdiction over Indemnitor by any federal or state court in the State of Hawaii.

         10. Notice. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been properly given if personally delivered or sent as provided for notices under the Loan Agreement.

         11. Waivers. The Indemnitor waives trial by jury in any action brought on, under or by virtue of this Agreement and waives any right to require the Lender at any time to pursue any remedy in the Lender's power whatsoever. The failure of the Lender to insist upon strict compliance with any of the terms hereof shall not be considered to be a waiver of any such terms, nor shall it prevent the Lender from insisting upon strict compliance with this Agreement at any time thereafter.

         12.   Severability.   If any clause or provision herein contained
operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

         13. Inconsistencies Among the Loan Documents. Nothing contained herein is intended to modify in any way the obligations of the Indemnitor under the Note or any other of the Loan Documents. Any inconsistencies among the Loan Documents shall be construed, interpreted and resolved so as to benefit the Lender, and the Lender's election of which interpretation or construction is for the Lender's benefit shall govern.

         14. Successors and Assigns. This Agreement shall be binding upon the Indemnitor's successors and assigns and shall inure to the benefit of the Lender and the Lender's successors and assigns.

         15. Controlling Laws. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Hawaii.

         IN WITNESS WHEREOF, the Indemnitor has executed this Agreement as of the date first above written.

                       "INDEMNITOR"

                       MAUI USA INC.

                       By /s/Myron O. Kirkeby
                          Name:  Myron O. Kirkeby
                          Title:  President


                                                       EXHIBIT A


PARCEL FIRST:

    All of that certain parcel of land (being portion(s) of the land(s) described in and covered by Royal Patent Grant Number 1166 to D. Baldwin,
J. F. Pogue and S. E. Bishop, Royal Patent Number 4587, Land Commission Award Number 3925-G, Apana 2 to Apolo and Royal Patent Number 4919, Land Commission Award Number 3925-M, Apana 2 to Lili) situate, lying and being at Alaeloa, Mailepai, Kahana, Mahinahina 1, 2, 3 & 4, Lahaina, Island and County of Maui, State of Hawaii, being LOT 2-A of the "M.L.&P.-N.H.L.C. SUBDIVISION", being a portion of Lot 2 of the "Kapalua - West Maui Airstrip Subdivision", and thus bounded and described:

    Beginning at a point on the southerly boundary of this parcel of land, being on the easterly side of Honoapiilani Highway, F.A.P. No. RF-030-1(5), said point being also the northwest corner of Lot 1 of the Kahana Hui Subdivision, File Plan 1708, the coordinates of said point of beginning referred to Government Survey Triangulation Station "MANINI" being 15,201.82 feet north, 9,484.08 feet west and running by azimuths measured clockwise from true south:



1.       122 degrees    44'     30"      29.40     feet along said east side of Honoapiilani Highway, F.A.P. No. RF-030-1(5);

2.       192 degrees    30'     43"    151 .67     feet along same;

3.       180 degrees    01'     56"    154 .03     feet along same;

4.       193 degrees    10'     00"    323 .68     feet along same;

5.       300 degrees    56'     00"    369 .88     feet along land owned by Pioneer Mill Ltd. and along the remainder of said
                                                   Grant 1166 to D. Baldwin, J. F. Pogue and S. E. Bishop;

6.       212 degrees    44'     30"    460 .16     feet along the same;

7.       120 degrees    55'     30"    531 .75     feet along same to a point on the east side of said Honoapiilani Highway,
                                                   F.A.P. RF-030-1(5);

8.       193 degrees    10'     00"      73.47     feet along said east side of Honoapiilani Highway, F.A.P. No. RF-030-1(5);
                          Thence along same on the arc of a curve to the right, concave easterly with a radius of 1950.00 feet, the chord azimuth and distance being:

  9.     199 degrees    18'     59"    417 .80     feet;

 10.     293 degrees    06'     00"    361 .69     feet along land owned by Pioneer Mill Ltd. and along the remainders of said
                                                   Grant 1166 to D. Baldwin, J. F. Pogue, and S. E. Bishop and said Royal
                                                   Patent 4587, Land Commission Award 3925-G, Apana 2 to Apolo;

 11.     214 degrees    25'     30"    514 .94     feet along said land owned by Pioneer Mill Ltd. and along the remainders of said Royal Patent 4587, Land Commission Award 3925-G, Apana 2 to Apolo and
                                                   Royal Patent 4919, Land Commission Award 3925-M, Apana 2 to Lili;

 12.     300 degrees    55'     30"    250 .74     feet along said land owned by Pioneer Mill Ltd. and along the remainder of said Royal Patent 4919, Land Commission Award 3925-M, Apana 2 to Lili;

 13.     214 degrees    25'     30"      47.00     feet along same to a point on the southerly side of Kahananui Stream;

 14.     315 degrees    38'     20"    209 .00     feet along Lot 2-B of this subdivision, along the remainders of said Royal
                                                   Patent 4919, Land Commission Award 3925-M, Apana 2 to Lili and said
                                                   Grant 1166 to D. Baldwin, J. F. Pogue and S. E. Bishop and along said southerly side of Kahananui Stream;

 15.     303 degrees    21'     00"      42.00     feet along said Lot 2-B, along the remainder of said Grant 1166 to
                                                   D. Baldwin, J. F. Pogue and S. E. Bishop and along said southerly side of
                                                   Kahananui Stream;

 16.     295 degrees    47'     00"      56.00     feet along the same;

 17.     279 degrees    09'     00"      61.00     feet along the same;

 18.     269 degrees    43'     00"      60.00     feet along the same;

 19.     322 degrees    30'     00"      55.53     feet along the same;

 20.     337 degrees    22'     00"      97.16     feet along the same;

 21.      20 degrees    00'     20"    2133.00     feet along said Lot 2-B and along the remainder of said Grant 1166 to D.
                                                   Baldwin, J. F. Pogue and S. E. Bishop;

 22.     122 degrees    44'     30"    1076.74     feet along Lots 5, 4, 3, 2 and 1 of said Kahana Hui Subdivision, File
                                                   Plan 1708 and along said Grant 1166 to D. Baldwin, J. F. Pogue and S. E.
                                                   Bishop to the point of beginning and containing an area of 50.000 Acres, more or less.

     Being the premises described in Deed between 3521 CORP., a Hawaii corporation, as Grantor, and MAUI "USA", INC., a Nevada corporation, as Grantee, dated December 28, 1995, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 96-001432.

PARCEL SECOND:

     All of that certain parcel of land (being portion(s) of the land(s) described in and covered by Royal Patent Grant Number 1166 to D. Baldwin,
J. F. Pogue and S.E. Bishop; Royal Patent Number 4587, Land Commission Award Number 3925-G, Apana 2 to Apolo; and Royal Patent Number 4919, Land Commission Award No. 3925-M, Apana 2 to Lili) situate, lying and being on the easterly side of Honoapiilani Highway (F.A.P. No. RF-030-1 (5)) at Kahana, Lahaina, Island and County of Maui, State of Hawaii, being
PARCEL "B", of the "MAHINAHINA PROPERTIES", being also a portion of LOT 1, of the "Kahana Nui Subdivision" (File Plan 123), and thus bounded and described as per survey of Albert S. Saiki, Registered Professional Surveyor, with R. T. Tanaka Engineers, Inc., dated May 16, 1994, to-wit:

     Beginning at a 1/2" pipe at the northwest corner of this parcel, on the easterly side of Honoapiilani Highway (F.A.P. No. RF-030-1(5)), the coordinates of said point of beginning referred to Government Survey Triangulation Station "MANINI" being 17,241.70 feet north and 8,826.97 feet west, and running by azimuths measured clockwise from true south:

                  1.      300 degrees   55'       30"      255.28         feet along the remainder of Royal Patent 4587,
                                                                          Land Commission Award 3925-G, Apana 2 to Apolo;

                  2.      210 degrees   55'       30"      57.18          feet along the remainder of Royal Patent 4919,
                                                                          Land Commission Award 3925-M, Apana 2 to Lili to
                                                                          a 1/2" pipe;

                  3.      273 degrees   41'                158.52         feet along the remainder of Royal Patent 4919,
                                                                          Land Commission Award 3925-M, Apana 2 to Lili to
                                                                          a  1/2" pipe;

                  4.      300 degrees   55'       28"      228.00         feet along the remainder of Royal Patent 4919,
                                                                          Land Commission Award 3925-M, Apana 2 to Lili to
                                                                          a  1/2" pipe;

                  5.       34 degrees   25'       30"      130.00         feet along the remainder of Royal Patent 4919,
                                                                          Land Commission Award 3925-M, Apana 2 to Lili to
                                                                          a  1/2" pipe;

                  6.      120 degrees   55'       30"      250.74         feet along the remainder of Royal Patent 4919,
                                                                          Land Commission Award 3925-M, Apana 2 to Lili,
                                                                          along Lot 2, Kahana Nui Subdivision (File
                                                                          Plan 123);

                  7.        34 degrees  25'       30"        514.94       feet along the remainder of Royal Patent 4919,
                                                                          Land Commission Award 3925-M, Apana 2 to Lili,
                                                                          and Royal Patent 4587, Land Commission
                                                                          Award 3925-G, Apana 2 to Apolo, along Lot 2,
                                                                          Kahana Nui Subdivision (File Plan 123);

                  8.      113 degrees   06'                361.69         feet along the remainder of Royal Patent 4587,
                                                                          Land Commission Award 3925-G, Apana 2 to Apolo
                                                                          and Grant 1166 to D. Baldwin, J. F. Pogue and S.
                                                                          E. Bishop to a 3/4" pipe;


         Thence, along the easterly side of Honoapiilani Highway (F.A.P. No. RF-030-1 (5)) on a curve to the right with a radius of 1,950.00 feet, the chord azimuth and distance being:

                  9.      205 degrees  45'       16"      19.63            feet;


         Thence, along the easterly side of Honoapiilani Highway (F.A.P. No. RF-030-1 (5)) on a curve to the right with a radius of 1,950.00 feet, the chord azimuth and distance being:

                 10.      206 degrees  37'       50"      40.01        feet;


         Thence, along the easterly side of Honoapiilani Highway (F.A.P. No. RF-030-1 (5)) on a curve to the right with a radius of 1,950.00 feet, the chord azimuth and distance being:

                 11.      212 degrees  51'       33"      383.34       feet to a rebar;

                 12.      218 degrees  30'                121.74       feet along the easterly side of Honoapiilani Highway
                                                                       (F.A.P. No. RF-030-1(5)) to the point of beginning and
                                                                       containing an area of 5.585 acres, more or less.

PARCEL THIRD:

     All of that certain parcel of land (being portion(s) of the land(s) described in and covered by Royal Patent Grant Number 1166 to D. Baldwin,
J. F. Pogue and S.E. Bishop) situate, lying and being on the easterly side of Honoapiilani Highway (F.A.P. No. RF-030-1 (5)) at Kahana, Lahaina, Island and County of Maui, State of Hawaii, being PARCEL "A", of the "MAHINAHINA PROPERTIES", being also a portion of LOT 6, of the "Kahana Nui Subdivision" (File Plan 123), and thus bounded and described as per survey of Albert S. Saiki, Registered Professional Surveyor, with R. T. Tanaka Engineers, Inc., dated May 16, 1994, to-wit:

     Beginning at a 3/4" pipe at the northwest corner of this parcel, on the easterly side of Honoapiilani Highway (F.A.P. No. RF-030-1(5)), the coordinates of said point of beginning referred to Government Survey Triangulation Station "MANINI" being 16,305.16 feet north and 9,292.15 feet west, and running by azimuths measured clockwise from true south:

                   1.     300 degrees    55'       30"      531.75       feet along the remainder of Grant 1166 to D. Baldwin,
                                                                         J. F. Pogue and S. E. Bishop, along Lots 3 and 4, Kahana
                                                                         Nui Subdivision (File Plan 123);

                   2.      32 degrees    44'       30"      460.16       feet along the remainder of Grant 1166 to D. Baldwin, J.
                                                                         F. Pogue and S. E. Bishop;

                   3.     120 degrees    56'                369.88       feet along the remainder of Grant 1166 to D. Baldwin, J.
                                                                         F. Pogue and S. E. Bishop, along Lot 8, Kahana Nui
                                                                         Subdivision (File Plan 123) to a 3/4" pipe;

                   4.     193 degrees    10'                322.88       feet along the easterly side of Honoapiilani Highway
                                                                         (F.A.P. No. RF-030-1 (5));

                   5.     193 degrees    10'                40.00        feet along the easterly side of Honoapiilani Highway
                                                                         (F.A.P. No. RF-030-1 (5));

                   6.     193 degrees    10'                120.00       feet along the easterly side of Honoapiilani Highway
                                                                         (F.A.P. No. RF-030-1 (5)) to the point of beginning and
                                                                         containing an area of 4.760 acres, more or less;

     Being the premises described in Limited Warranty Deed between Uhina Corp., a Hawaii corporation, as Grantor, and Maui "USA", Inc., a Nevada corporation, as Grantee, dated September 20, 1994, recorded in said Bureau as Document No. 94-175886.

SUBJECT, HOWEVER, TO THE FOLLOWING:

1. Reservation in favor of the State of Hawaii of all mineral and metallic mines.

2.   AS TO PARCEL FIRST:

     (A) GRANT in favor of the COUNTY OF MAUI, dated June 23, 1980, recorded in Liber 15033 at Page 638; granting a perpetual easement to construct, maintain, operate, repair and inspect the improvements for the Honolua Watershed Project, Kahana Basin, through, over, under and across Easement 1 hereinafter described, as per survey of Ichiro Toba, Registered Professional Land Surveyor, dated January 24, 1980, to-wit:

              HONOLUA WATERSHED PROJECT - KAHANA BASIN

                                 EASEMENT 1

          (Required for access purposes from Honolua Plantation Land Co.,
          Inc.).

          Being a portion of Grant 1166 to D. Baldwin, J. F. Pogue and
          S. E. Bishop.

          Situated at Kahananui, Lahaina, Maui, Hawaii.

          Beginning at the northwesterly corner of this easement and on the easterly side of Honoapiilani Highway, F.A.P. No. RF-030-1 (5), the coordinates of said point of beginning referred to Government Survey Triangulation Station "MANINI" being 16,770.97 feet north and 9,137.21 feet west and running by azimuths measured clockwise from true South:

1.    293 degrees    06'       00"     40.03         feet along the remainder of Grant 1166 to D. Baldwin, J. F. Pogue and
                                                     S. E. Bishop and along Easement 2;

      Thence along the remainder of Grant 1166 to D. Baldwin, J. F. Pogue and S. E. Bishop on a curve to the left with a radius of 1910.00 feet, the chord azimuth and distance being:

2.    21 degrees     20'       06.5"   278.47        feet;


3.    107 degrees    09'       17"     40.00         feet along same;

      Thence along the easterly side of Honoapiilani Highway, F.A.P. No. RF-030-1 (5) on a curve to the right with a radius of
1950.00 feet, the chord azimuth and distance being:

4.    198 degrees    02'       10.5"   60.00         feet;

      Thence along the same on a curve to the right with a radius of 1950.00 feet, the chord azimuth and distance being:

5.    202 degrees    11'       31"     222.74        feet to the point of beginning and containing an area of 11,230 square feet, more or less.


    (B) GRANT in favor of the COUNTY OF MAUI, dated June 23, 1980, recorded in said Bureau in Liber 15034 at Page 493; granting a perpetual easement to construct, maintain, operate, repair and inspect the improvements for the Honolua Watershed Project, Kahana Basin (being Easement "5" (Dam Site)), the portion of the perpetual easement affecting Lot 2-A, being more particularly described as follows:

             Beginning at the northerly corner of this easement, being on the northeasterly boundary of said Lot 2-A and on the southerly side of Kahananui Stream, the coordinates of said point of beginning referred to Government Survey Triangulation Station "MANINI" being 16,963.74 feet north, 8,271.74 feet west and running by azimuths measured clockwise from true
             South:

1.    315 degrees    38'       20"     209.00        feet along Lot 2-B of said M.L.&.P-N.H.L.C. Subdivision along the remainders of said Royal Patent 4919, Land Commission Award 3925-M,
                                                     Apana 2 to Lili and said Grant 1166 to D. Baldwin, J. F. Pogue and
                                                     S. E. Bishop and along said southerly side of Kahananui Stream;

2.    303 degrees    21'       00"     42.00         feet along said Lot 2-B, along the remainder of said Grant 1166 to
                                                     D. Baldwin, J. F. Pogue and S. E. Bishop and along said southerly side of
                                                     Kahananui Stream;

3.    295 degrees    47'       00"     56.00         feet along same;

4.    279 degrees    09'       00"     61.00         feet along same;

5.    269 degrees    43'       00"     60.00         feet along same;

6.    322 degrees    30'       00"     1.06          feet along same;

7.    80 degrees     52'       20"     130.30        feet along the remainders of said Lot 2-A and said Grant 1166 to
                                                     D. Baldwin, J. F. Pogue and S. E. Bishop;

8.    134 degrees    08'       00"     317.98        feet along same and along the remainder of said Royal Patent 4919, Land
                                                     Commission Award 3925-M, Apana 2 to Lili to a point on the easterly boundary of land owned by Pioneer Mill, Ltd.;

 9.   214 degrees    25'       30"     7.72          feet along said land owned by Pioneer Mill, Ltd., and along the remainder of said Royal Patent 4919, Land Commission Award 3925-M, Apana 2 to Lili
                                                     to the point of beginning and containing an area of 4,136 square feet, more or less.

    (C) NOTICE OF AIRPORT AND AIRCRAFT OPERATIONS dated November 26, 1984, recorded in said Bureau in Liber 18291 at Page 140, made by MAUI LAND & PINEAPPLE COMPANY, INC. ("MLP"), a Hawaii corporation; re: MLP entered into a Development Agreement with HAWAIIAN AIRLINES, INC., ("HAL"), a Hawaii corporation, for the development and construction of an airstrip, comprising approximately 50 acres, together with easements and other rights affecting adjacent lands as described in said Development Agreement between MLP and HAL.

    (D) Rights in favor of the State of Hawaii, as set forth by JUDGMENT AND DECREE dated and filed in the Circuit Court of the Second Circuit, State of Hawaii, Civil No. 3673 (1), on January 31, 1985, recorded in said Bureau in Liber 18447 at Page 6.

         Said Judgment and Decree was amended by instrument dated January 22, 1985, recorded in said Bureau in Liber 19979 at Page 731 (re-recorded in Liber 20204 at Page 551), and further amended by instrument dated August 3, 1987, recorded in said Bureau in Liber 20993 at Page 48, to-wit:

         a. Title to the property being quieted is subject to rights of native tenants as reserved by the sovereign and subsequently by Section 7 of the Act of August 6, 1850.

         b. The State reserved its right to protect historic, religious or archaeological sites, or prehistoric or historic remains found upon or under this property.

         c. The State reserves its rights to contest any survey establishing any common boundaries between State land and the lands claimed by the Defendant.

    (E) The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in PRIVATE WATER SYSTEM AND ELEVATION AGREEMENT between MAUI LAND AND PINEAPPLE COMPANY, INC., and HAWAIIAN AIRLINES, INC., and the COUNTY OF MAUI and its Department of Water Supply, dated December 23, 1986, recorded in said Bureau in Liber 20250 at Page 172.

    (F) The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in DEFERRAL OF SUBDIVISION REQUIREMENTS between GEORGE NUINUI KAAE, Trustee representing the Heirs of Kaae et al., and THE DEPARTMENT OF WATER SUPPLY OF THE COUNTY OF MAUI, dated October 17, 1989, recorded in said Bureau in Liber 23924, Page 329.

    (G) The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in SUBDIVISION AGREEMENT (LARGE LOTS) between TRUSTEES OF THE KAHANA HUI LAND TRUST, et al., and THE COUNTY OF MAUI, dated August 24, 1990, recorded in said Bureau as Document No. 90-133064.

    (H) The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in AGREEMENT TO DEFER SEWAGE IMPROVEMENTS between MAUI LAND & PINEAPPLE CO., INC., TRUSTEE OF THE KAHANA HUI LAND TRUST, and the COUNTY OF MAUI, Department of Public Works, dated August 30, 1990, recorded in said Bureau as Document No. 90-144662.

    (I) Restriction abutter's rights of vehicular access (except where access is permitted) along Honoapiilani Highway Federal Aide Project No. RF-030-1 (5) Honokowai to Alaeloa which rights were acquired by the State of Hawaii, by FINAL ORDER OF CONDEMNATION dated October 31, 1989, filed in the Circuit Court of the Second Circuit, State of Hawaii, Civil No. 3673 (1) on November 1, 1989, recorded in said Bureau as Document No. 91-057998 on May 7, 1991.

    (J) Plantation dirt road, as shown on survey map prepared by George F. Newcomer, Registered Professional Land Surveyor (License No. 2715-S) dated - - -, revised July 1, 1988 and April 24, 1990, and July 16, 1990.

    (K) MORTGAGE, SECURITY AGREEMENT AND FINANCING STATEMENT between 3521 CORP., a Hawaii corporation, "Mortgagor," and THE BANK OF BERMUDA LIMITED, a Bermuda corporation, "Mortgagee," dated February 28, 1992, and recorded in said Bureau as Document No. 92-040298, in the original principal amount of $6,000,000.00.

         Said Mortgage was amended by instrument dated March 11, 1993, and recorded in said Bureau as Document No. 93-195385, increasing the principal amount by an additional $1,500,000.00.

         Said Mortgage, as amended, was subordinated by SUBORDINATION AGREEMENT dated _____________, and recorded in said Bureau as Document No. 96- _____________.

    (L) The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in UNILATERAL AGREEMENT AND DECLARATION FOR CONDITIONAL ZONING, dated August 10, 1992, recorded in said Bureau as Document
         No. 92-155436.

    (M) The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained DECLARATION dated January 22, 1993, recorded in said Bureau as Document
         No. 93-027389.

         Said Declaration was amended by instrument dated March 25, 1993, recorded in said Bureau as Document No. 93-054396.

    (N) Claims arising out of rights customarily and traditionally exercised for subsistence, cultural, religious, access or gathering purposes as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

3.  AS TO PARCEL SECOND:

    (A) LEASE in favor of MAUI ELECTRIC COMPANY, LIMITED and HAWAIIAN TELEPHONE COMPANY (now known as GTE Hawaiian Telephone Company, Incorporated) dated October 13, 1967, recorded in said Bureau in Liber 5893 at Page 226; leasing and demising rights-of-way, each 25 feet in width, over, across and under said parcel for a term of 35 years from October 13, 1967, and thereafter from year to year until terminated by either the lessor or the lessees thereunder giving to the other at least three (3) months' notice in writing of its intention to terminate this lease, etc.

    (B) GRANT to the COUNTY OF MAUI, dated September 30, 1980, recorded in said Bureau in Liber 15034 at Page 472, granting a non-exclusive easement for the purpose of ingress and egress to the improvements of the Honolua Watershed Project, Kahana Basin, over and across Easement 2 (area 22,505 square feet).

    (C) GRANT to the COUNTY OF MAUI, dated September 30, 1980, recorded in said Bureau in Liber 15034 at Page 486, granting a perpetual easement to construct, maintain, operate, repair and inspect the improvements for the Honolua Watershed Project, Kahana Basin, through, over, under and across Easement 4 for dam site purposes (area 0.271 acre).

    (D) Restriction of vehicle access (except where access is permitted), into and from Honoapiilani Highway, Federal Aid Project No. RF-030-1 (5), which restriction of access was acquired by the State of Hawaii, by FINAL ORDER OF CONDEMNATION dated October 28, 1986, recorded in said Liber 20270 at Page 316.

4. AS TO PARCEL THIRD: Restriction of vehicle access (except where access is permitted), into and from Honoapiilani Highway, Federal Aid Project No. RF-030-1 (5), which restriction of access was acquired by the State of Hawaii, by FINAL ORDER OF CONDEMNATION dated October 28, 1986, recorded in said Bureau in Liber 20270 at Page 316.

5.  AS TO PARCELS SECOND AND THIRD:

    (A) The terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained in DEED dated June 13, 1994, recorded in said Bureau as Document No. 94-097972.

    (B) The terms and provisions, including the failure to comply with any covenants, conditions, reservations and agreements, contained in DEED dated September 20, 1994, recorded in said Bureau as Document No. 94-175886.

    (C) The term and provisions, including the failure to comply with any covenants, conditions, reservations and agreements, contained in UNILATERAL AGREEMENT AND DECLARATION OF CONDITIONAL ZONING dated April 1, 1996, and recorded in said Bureau as Document No. 96-055439.

    (D) Claims arising out of rights customarily and traditionally exercised for subsistence, cultural, religions, access or gathering purposes as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.


             TMK:  4-3-001-070 (2) - Parcel First
             TMK:  4-3-005-018 (2) - Parcel Second
             TMK:  4-3-005-016 (2) - Parcel Third